Exhibit 99.2

DECEMBER 2020
H U M A N
R I G H T S P O L I C Y
2 0 2 0
American Vanguard Corporation
4695 MacArthur Court, Suite 1200
Newport Beach, CA 92660
american-vanguard.com

W E A R E C O M M I T T E D T O H U M A N R I G H T S
We believe that it is fundamental to our corporate responsibility and, indeed, to our humanity, that we recognize, respect and nurture the freedom and dignity of all persons. American Vanguard respects and supports human rights, both within and without our operations. We believe that it is fundamental to our corporate responsibility and, indeed, to our humanity, that we recognize, respect and nurture the freedom and dignity of all persons. To that end, we support the tenets of the International Bill of Human Rights, including the United Nations Universal Declaration of Human Rights, the UN framework on Corporate Responsibility to Respect Human Rights (which is one section of the UN Guiding Principles on Business and Human Rights) and the UN International Labor Organization on Fundamental Principles and Rights at Work.

O U R S T A N D A R D S Among our core values are our human rights standards which require all employees to act fairly and lawfully with other employees, business partners, neighbors and communities and persons within governmental and other agencies. Another of our core values is to openly and continuously work with our stakeholders in our efforts to be a good corporate citizen. We have involved our stakeholders to help develop our human rights policy and will continue to engage our stakeholders in the implementation and evaluation of these policies. In carrying out our commitment to human rights, we have achieved or are in the process of achieving the following: implementing policies, procedures, training and monitoring to ensure a culture of compliance within our company; ensuring that our business partners share this commitment to human rights as a condition to doing business with us; supporting human rights of neighbors within the communities in which we operate; and affording government agency personnel with the same level of tolerance, consideration and respect. This commitment pervades the entire organization, from the parent through subsidiaries and business units throughout the globe. THIS COMMITMENT PERVADES THE ENTIRE ORGANIZATION, FROM THE PARENT THROUGH SUBSIDIARIES AND BUSINESS UNITS THROUGHOUT THE GLOBE.

H U M A N R I G H T S W I T H I N A M E R I C A N V A N G U A R D W O R K I N G E N V I R O N M E N T A Core Value of American Vanguard is our commitment to providing a workplace where employees can make a positive difference in the world. We foster a culture in which employees are rewarded for their hard work, innovation and creativity. We are committed to providing a fair wage and competitive benefits to our employees so as to enable them to maintain a decent standard of living while being compliant with legal requirements. We allow employees to freely associate without fear of retribution and commit to open and constructive dialogue with employees and management In the interest of promoting employee health, morale and long-term security, we offer a broad array of benefits for the provision of healthcare services, wellness activities, discounted stock purchase and pension-type plans.
We believe that it is important for employees to maintain a healthy work/life balance; thus, we provide paid vacation to full-time personnel and, where permitted by the demands of the specific operation, offer flexibility in worktime scheduling. In addition, we comply with all national, state and local laws relating to labor and employment, including with respect to rest periods, meal breaks and maximum daily/weekly hours. E Q U A L T R E A T M E N T & I N C L U S I O N We believe that all persons should be treated equally and prohibit unfair treatment or discrimination based upon gender, race, national origin, age, sexual orientation, gender identity or expression, disability, religion or any other unlawful criterion under applicable law. Our Code of Conduct and Ethics specifically prohibits discrimination and harassment of any kind. We expect that our employees will be respectful, professional and fair in the dealings with both their colleagues and our business partners.

HUMAN RIGHTS POLICY // 04

HUMAN RIGHTS WITHIN AMERICAN VANGUARD

ENVIRONMENTAL, SAFETY, & HEALTH

- Protection of the environment, safety and health is a core value of the organization and of paramount importance within all of our operations.
  - We have implemented policies and procedures to ensure proper handling, storage, shipping, use, treatment, disposal and reporting with respect to hazardous materials.
  - We train our personnel, contractors and visitors on health and safety protocols and hold them accountable to those standards.
  - We track our performance under ES&H standards, establish metrics for continuous improvement, and seek to operate without incidents or accidents.
  - We have an established program of crisis management, including trained, experienced personnel who identify, manage, mitigate and report on crises in real time.

SECURITY

- In our line of business, it is essential to maintain a high level of security with respect to our personnel, facilities and inventory. Working with the Department of Homeland Security, local regulatory authorities and law enforcement, we have adopted security plans to ensure that access to our premises and property is tightly managed, that there are no uncontrolled or uninvited visitors at our facilities, and that have measures in place at all times sufficient to safeguard our employees and the neighboring community while also preventing any human rights abuses or threats while securing our facilities and assets.

- At a time when remote operation of the business is increasingly necessary, we have invested in a robust infrastructure for protecting our IT assets, controls, financial and business information against cyberattacks, phishing schemes and other attempts to penetrate our data systems.

- We have also established a broad-based set of protective measures to facilitate the protection of private data that is received by our computing systems, including notification to third parties, segregated storage, and tracking and deletion.

H U M A N R I G H T S W I T H I N A M E R I C A N V A N G U A R D F O R C E D L A B O R We do not tolerate the use of forced labor, whether slave, bonded or otherwise involuntary, in our operations or in those of our counterparties. C H I L D L A B O R Similarly, we do not tolerate the use of child labor in our operations or those of our counterparties. To that end, we follow the principles enumerated in Convention No. 182 of the UN International Labor Organization. B U S I N E S S P A R T N E R S We require that our suppliers and customers uphold the same standards of human rights that we espouse and audit those parties with respect to their compliance. Suppliers. We require that our suppliers, vendors and partners will treat their employees with the utmost degree of ethical consideration and will also require their suppliers to do the same. To that end, we are outlining our principles in our Supplier Code of Ethical Conduct which governs human rights, ethics, and environmental, health and safety protections. We will endeavor to screen new suppliers and partners for their performance in the areas of human rights and EHS. These standards and expectations are to be incorporated by reference into our contracts and purchase agreements. Our suppliers and partners are subject to being audited for compliance with these principles from time to time. Customers. We expect that our customers will embrace the same commitment to human rights, environmental, safety and health as we hold. This means that our customers will be expected to demonstrate sound policies and procedures to ensure that our products are transported, packaged, handled, stored and used safely (including with respect to proper labeling under FIFRA and SDS sheets), while committing to the fair and ethical treatment of their own employees and communities. This includes further assurance that our customers will impose the same principles upon their customers. The specific tenets of our expectations relating to customers are to be set forth in our Customer Code of Conduct.

HUMAN RIGHTS POLICY // 06

HUMAN RIGHTS WITHIN AMERICAN VANGUARD

NEIGHBORS

- As part of our commitment to sustainability, we engage regularly with neighbors in the communities in which we operate and in which our products are used. We are committed toward having a positive impact upon our neighboring communities, to understanding their needs, and to being a good corporate citizen.
- We appreciate that we draw our employees from neighboring communities. Thus, the well-being of those communities is of particular interest to us. Accordingly, we strive to invest in areas in which we are operating, whether through promotion of education, job fairs or nonprofit groups that serve to improve the lives of those who live near us.

NON-COMPLIANCE

- Any matter alleging non-compliance with this human rights policy may be reported either to direct supervision, to regional management or to the CAO and Corporate Director of ES&H. In addition, employees may choose to report any such matter anonymously either by email or telephone through the Company's third-party hotline, which is available 24 hours a day.
- We are committed to investigating and taking action with respect to alleged violations hereunder. That action may take the form of discipline (in the case of employee misconduct) or termination of a third-party relationship or contract. Where appropriate, the Company will report egregious matters to governmental authorities.
- Violations of this policy by employees are subject to discipline up to and including termination.

HUMAN RIGHTS POLICY     // 07 H U M A N R I G H T S W I T H I N A M E R I C A N V A N G U A R D R E S P O N S I B I L I T Y It shall be the responsibility of all employees to abide by the provisions of this policy. Further, it shall be the responsibility of all managers to ensure that their subordinates are trained in, and conduct themselves in accordance with, this policy. Further, it shall be the responsibility of the HR function to ensure that employees company-wide are trained upon hire and thereafter on a periodic basis with respect to this policy. Finally, it shall be the responsibility of the CEO, CFO and CAO to make final determinations as to the disposition of matters involving non-compliance hereunder. American Vanguard Corporation Corporate Address: 4695 MacArthur Court, Suite 1200 Newport Beach, CA 92660 american-vanguard.com